UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 30, 2026

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common	AREC	NASDAQ Capital Market
Warrant	ARECW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

American Resources Corporation (“The Company”) previously filed an Item 4.01 and 4.02 8K on July 24, 2026. This Amendment No. 1 clarifies and expands the timeline of the required events.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 30, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors of American Resources Corporation (or the “Company”) approved the dismissal of GreenGrowth CPA’s (“GreenGrowth”) as the Company’s independent registered public accounting firm.

The report of GreenGrowth on the Company’s consolidated financial statements for the fiscal years ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2025, and through the date of termination, June 30, 2026, there were no “disagreements” with GreenGrowth on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of GreenGrowth would have caused GreenGrowth to make reference thereto in its reports on the consolidated financial statement for such year. During the fiscal year ended December 31, 2025, and through June 30, 2026, there have been no “reportable events” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Registration S-K), except for the identified material weaknesses in its internal control over financial reporting as disclosed in the Company’s Annual Report.

(b) Newly Engaged Independent Registered Public Accounting Firm

On July 11, 2026, the Audit Committee approved the appointment of UHY LLP (“UHY”) as the Company’s new independent public accounting firm, effective immediately. During the Company’s two most recent fiscal years, and any subsequent interim period prior to engaging UHY, neither the Company, nor anyone on its behalf, consulted UHY regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by UHY that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 30, 2026, the Company notified GreenGrowth that they were terminated and that the Company had the intent to engage UHY to perform the functions of the Independent Accountant.

On July 3, 2026, the Company’s Audit Committee was sent a letter notifying that GreenGrowth would be withdrawing their opinion on the December 31, 2025 financial statements by July 13, 2026 if additional responses were not received related to the March 31, 2026 quarterly procedures.

GreenGrowth refused to perform standard predecessor auditor processes.

On July 11, 2026, the Audit Committee approved the appointment of UHY as the Company’s new independent public accounting firm to perform the audit of the December 31, 2025 financial statements and the quarterly periods during 2026.

On July 13, 2026, GreenGrowth’s opinion was deemed not to be relied upon based on their previously sent letter.

Since at this point, the audit committee had appointed UHY to re-audit the Company’s December 31, 2025 Form 10-K and Financial Statements the Company was not obligation to respond to any further quarterly review comments from GreenGrowth.

The company’s engagement with UHY also includes providing an audit to provide an opinion on the Company’s December 31, 2025 Form 10-K and Financial Statements.

Item 9.01. Financial Statements and Exhibits.

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: July 29, 2026	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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